Exhibit 21.1 – Subsidiaries of PetroQuest Energy, Inc.

Name                                    Jurisdiction

PetroQuest Energy, L.L.C.1                        Louisiana

PetroQuest Oil and Gas, L.L.C.1                    Louisiana

TDC Energy LLC1                            Louisiana

Pittrans, Inc.2                                Oklahoma

Sea Harvester Energy Development Company, L.L.C.3        Louisiana

1 100% owned by PetroQuest Energy, Inc.
2 100% owned by PetroQuest Energy, Inc.
3 92% owned by TDC Energy LLC